Exhibit 1 - Acquisition Agreement:



                      PLAN AND AGREEMENT OF REORGANIZATION
                                      UNDER
                   SECTION 368(b) OF THE INTERNAL REVENUE CODE


                      DIVERSIFIED TECHNOLOGIES GROUP, INC.
                                       AND
                                 DEMANDFAX, INC.


                                  DALLAS, TEXAS
                                 (JULY 21, 2000)

THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement", "Plan" and/or "Reorganization," either of which may be used in the alternative) has been entered into on July 14, 2000 ("Closing Date"), and is between Diversified Technologies Group, Inc., formerly known as Cassco Capital Corporation, a publicly-held and traded Delaware corporation ("DTGI"), Demandfax, Inc., a privately-held Texas ("Demandfax"), and the shareholders of Demandfax (collectively, the "Demandfax Shareholders").

THE FOLLOWING PREMISES ARE AN INTEGRAL PART OF THIS AGREEMENT: 1. DTGI, solely in exchange for 400,000 post one for 50 (1:50) reverse split common shares of DTGI ("DTGI Capital Shares"), desires to acquire from the Demandfax Shareholders 100% of the outstanding capitalization of Demandfax (collectively, the "Demandfax Capital Shares"). 2. This acquisition will make Demandfax a wholly-owned subsidiary of DTGI. 3. The Demandfax Shareholders desire to acquire the DTGI Capital Shares solely in exchange for the Demandfax Capital Shares. 4. The Demandfax Capital Shares constitute 100% of the outstanding capital of Demandfax. There is no representation or warranty of any kind whatsoever as to the percentage the DTGI Capital Shares constitute of the share capitalization of DTGI either before or after the transfer and conveyance of the Demandfax Capital Shares to DTGI. 6. The governing bodies of DTGI and Demandfax have found it advisable for the benefit of each corporation and their respective stockholders that DTGI acquire Demandfax as a wholly-owned subsidiary and, therefore, have approved this Agreement and the corresponding Reorganization.

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THE PARTIES ADOPT THIS AGREEMENT AS A TAX-FREE REORGANIZATION UNDER SECTION
368(b) OF THE INTERNAL REVENUE CODE AND AGREE AS FOLLOWS:


                                    ARTICLE I
                            EXCHANGE OF CAPITAL STOCK

1.01. Transfer and Conveyance of Demandfax Capital Shares; Issuance and Delivery of DTGI Capital Shares. Subject to all of the terms, conditions, representations, warranties and covenants set forth in this Agreement, the Demandfax Shareholders have transferred and conveyed (without reservation and free and clear from all encumbrances) to DTGI the Demandfax Capital Shares on the Closing Date. Correspondingly, DTGI has issued and delivered (without reservation and free and clear from all encumbrances) to the Demandfax Shareholders on a pro rata basis the DTGI Capital Shares.


                                   ARTICLE II
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

2.01. Representations, Warranties and Covenants of DTGI to Demandfax and the Demandfax Shareholders. DTGI represents and warrants to, and covenants with, Demandfax and the Demandfax Shareholders, jointly and severally, on the Closing Date as follows: (a) Organization and Good Standing: Demandfax is a corporation duly organized, validly existing and in good standing under the laws of Texas, with all corporate powers necessary to own property and carry on its business as it is now being conducted. (b) Authority: All necessary action has been taken to make this Agreement a legal, valid and binding obligation of DTGI enforceable in accordance with its terms and conditions. (c) No Breach or Violation: The execution and delivery of this Agreement and the performance by DTGI of its obligations will not result in any breach or violation of or default under any agreement, indenture, lease, license, mortgage, instrument, or understanding, nor result in any violation of any law, rule, regulation, statute, order or decree of any kind, to which DTGI or any of its affiliates is a party or by which they or any of their property is or may be or become subject, nor in the violation of the articles or bylaws governing the conduct of DTGI. (d) Non-Assessable DTGI Shares: The DTGI Capital Shares have each been validly issued and are fully paid for and nonassessable. (e) No Liens on DTGI Shares:
The DTGI Capital Shares are not and shall not be or become subject to any lien, encumbrance, security interest or financing statement whatsoever through any act of DTGI or its affiliates; further, the DTGI Capital Shares are not the subject of any agreement other than this Agreement. (f) SEC and Tax Reports; Filings:
DTGI has delivered to Demandfax and the Demandfax Shareholders its annual report on Form 10-KSB for the year ended December 31, 1999, and its quarterly reports on Form 10-QSB for the fiscal quarters ended March 31, 2000, and June 30, 2000, all of which were true and correct as of the date of filing and remain true and correct. DTGI has further provided to Demandfax and the Demandfax Shareholders all other filings made under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, including, without limitation, two Forms S-8 filed July 7, 2000, and July 14, 2000, respectively. DTGI has provided to Demandfax and the Demandfax Shareholders full access to any and all information either of them desired concerning the business and operations of DTGI, and DTGI has made available to Demandfax and the Demandfax Shareholders such personnel as has been requested to answer any and all questions which Demandfax and the Demandfax Shareholders may have had concerning their investment in DTGI. DTGI is current in all of its required reports under the Securities Exchange Act of 1934. DTGI is current in its filings with all federal and state taxing agencies, including, without limitation, the Internal Revenue Service. DTGI has delivered to Demandfax and the Demandfax Shareholders its annual report on Form 1040, which was true and correct as of the date of filing and remains true and correct. No taxes are due any federal or state agency. (f) No Undisclosed Liabilities or Obligations. DTGI has no obligations or liabilities of any nature (absolute, accrued, contingent or otherwise, and whether due or to become due, herein "liabilities") except liabilities fully reflected or reserved in the balance sheet filed as a part of the Form 10-QSB dated June 30, 2000. (g) Litigation. There is no legal, administrative, arbitration or other proceeding, claim or action of any nature or investigation pending or threatened against or involving DTGI, or which questions or challenges the validity of this Agreement, or any action to be taken by DTGI

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pursuant to this Agreement or in connection with the transactions contemplated hereby, and DTGI does not know or have any reason to know of any valid basis for any such legal, administrative, arbitration or other proceeding, claim or action of any nature or investigation; further, DTGI is not subject to any judgment, order or decree entered in any lawsuit or proceeding which has an adverse effect on its business practices or on its ability to acquire any property or conduct its business in any area. (h) Compliance with Law. DTGI is in compliance with all laws, regulations and orders applicable to its business; further, DTGI has not received any notification that it is in violation of any law, regulation or order and no such violation exists. (i) No representations or warranties by DTGI in this Agreement contain any untrue statement of fact or omit to state any fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading; further, there are no facts known to DTGI which (either individually or in the aggregate) could or would materially and adversely affect or involve any substantial possibility of having a material, adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities or businesses of DTGI which have not been disclosed in this Agreement.

2.02. Representations, Warranties and Covenants of Demandfax and the Demandfax Shareholders to DTGI. Demandfax and the Demandfax Shareholders each represents and warrants to, and covenants with, jointly and severally, DTGI on the Closing Date as follows: (a) Organization and Good Standing: Demandfax is a corporation duly organized, validly existing and in good standing under the laws of Texas, with all corporate powers necessary to own property and carry on its business as it is now being conducted. Copies of the articles of incorporation and bylaws of Demandfax delivered to DTGI along with this Plan are complete and accurate. (b)
Authority: All necessary action has been taken to make this Agreement a legal, valid and binding obligations of Demandfax and of the Demandfax Shareholders enforceable in accordance with its terms and conditions. (c) No Breach or
Violation: The execution and delivery of this Agreement and the performance by Demandfax and the Demandfax Shareholders of their respective obligations will not result in any breach or violation of or default under any material agreement, indenture, lease, license, mortgage, instrument, or understanding, nor result in any violation of any law, rule, regulation, statute, order or decree of any kind, to which any of Demandfax's, the Demandfax Shareholders' and/or any of their respective affiliates is a party or by which they or any of them or any of their property is or may be or become subject, nor in the violation of any documents governing the conduct of either Demandfax and/or the Demandfax Shareholders. (d) Non-Assessable Demandfax Capital Shares: The Demandfax Capital Shares have each been validly issued and are fully paid for and nonassessable. (e) No Liens on Demandfax Capital Shares: The Demandfax Capital Shares are not and shall not be or become subject to any lien, encumbrance, security interest or financing statement whatsoever through any act of Demandfax and/or the Demandfax Shareholders; further, the Demandfax Capital Shares are not the subject of any agreement. (f) Capital Percentage; Outstanding
Commitments: The Demandfax Capital Shares represent 100% of the outstanding proprietary interest of Demandfax; further, there are no outstanding commitments (direct or indirect) which would cause the issuance or transfer out of treasury of any additional proprietary interest of Demandfax, whether by common stock, preferred stock, option, warrant, debt or otherwise. (g) Audited Financial Statements and Tax Reports: Demandfax and the Demandfax Shareholders have delivered or will forthwith deliver within the time periods set forth in Form 8-KSB to DTGI audited financial statements of Demandfax as of and for the yearly periods ended December 31, 1999, which statements include an audit opinion, balance sheets as of December 31, 1999, and December 31, 1998, operating and cash flow statements as of December 31, 1999, December 31, 1998, and December 31, 1997, a statement of changes in shareholders' equity from inception through December 31, 1999, and footnotes. The audit opinion is or will be unqualified and states or will state that the aforesaid statements have been or will be presented in accordance with Generally Accepted Accounting Principals as determined through the application of Generally Accepted Auditing Standards. Demandfax has also delivered or will forthwith deliver within the time periods set forth in Form 8-KSB to DTGI unaudited financial statements as of and for the six month period ended June 30, 2000, which statements include or will include a balance sheet as of June 30, 2000, and statements of operations and cash flows for the six month period ended June 30, 2000. All of the foregoing financial statements were or will be true and correct as of the date of preparation, remain or will remain true and correct and comply or will comply with Regulation S-X under the Securities Exchange Act of 1934. Demandfax and the Demandfax

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Shareholders have provided to DTGI full access to any and all information which either of them desired concerning the business and operations of Demandfax and/or of themselves. Demandfax and the Demandfax Shareholders have made available to DTGI such personnel as has been requested to answer any and all questions which DTGI may have had concerning its investment in Demandfax, which is current in all of its required reports with all governmental and local taxing agencies. No taxes are due any governmental or local agency. Demandfax and the Demandfax Shareholders have provided to DTGI full access to any and all information it desired concerning the business and operations of Demandfax. Demandfax and the Demandfax shareholders have made available to DTGI such personnel as has been requested to answer any and all questions which DTGI may have had concerning its investment in Demandfax. (h) No Undisclosed Liabilities or Obligations. Demandfax has no obligations or liabilities of any nature (absolute, accrued, contingent or otherwise, and whether due or to become due, herein "liabilities") except liabilities fully reflected or reserved in the balance sheet dated June 30, 2000. (i) Litigation. There is no legal, administrative, arbitration or other proceeding, claim or action of any nature or investigation pending or threatened against Demandfax and/or the Demandfax Shareholders, or which questions or challenges the validity of this Agreement or any action to be taken by Demandfax and/or the Demandfax Shareholders pursuant to this Agreement or in connection with the transactions contemplated hereby, and Demandfax and the Demandfax Shareholders do not know or have any reason to know of any valid basis for any such legal, administrative, arbitration or other proceeding, claim or action of any nature or investigation. Demandfax and the Demandfax Shareholders are not subject to any judgment, order or decree entered in any lawsuit or proceeding which has an adverse effect on their business practices or on their ability to acquire any property or conduct their business in any area. (j) Compliance with Law. Demandfax is in compliance with all laws, regulations and orders applicable to its business and neither Demandfax nor the Demandfax Shareholders have received any notification that they are in violation of any law, regulation or order and no such violation exists. (k) Disclosure. No representations or warranties made by Demandfax and/or the Demandfax Shareholders contain any untrue statement of fact or omit to state any fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading; further, there are no facts known to Demandfax and/or the Demandfax Shareholders which (either individually or in the aggregate) could or would materially and adversely affect or involve any substantial possibility of having a material, adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities or businesses of Demandfax which have not been disclosed in this Agreement.

2.03. Further Financial Representations and Warranties of Demandfax and the Demandfax Shareholders to DTGI. Demandfax and the Demandfax Shareholders each further represents and warrants, jointly and severally, to DTGI on the Closing Date as follows: (a) List of Assets and Liabilities. Demandfax has delivered to DTGI a schedule of assets containing, as of the Closing Date a true and complete: (1) description of all software licensing and sublicensing agreements in favor of or made by Demandfax; (2) description of any real property in which Demandfax has an equity or a leasehold interest; (3) list of all capitalized equipment of Demandfax that sets forth any liens, claims, encumbrances, charges, restrictions, covenants and conditions concerning the listed items; (4) list of all machinery, tools, and equipment in which Demandfax has an equity or a leasehold interest, with a description of each such interest; (5) list of all patents, patent licenses, trademarks, trademark registrations, trade names, copyrights and copyright registrations owned by Demandfax; (6) list of all contracts; and (7) list of all interests in subsidiaries and/or joint ventures.
(b) Title to Assets. Demandfax has good and marketable title to all of its assets, all as set forth in the aforesaid exhibit, none of which are subject to any mortgage, pledge, lien, charge, security interest, encumbrance or restriction of any kind whatsoever except those that do not materially and adversely affect the value of the asset. Further, the assets of Demandfax are in good condition and repair. (c) Liabilities. Demandfax presently has no outstanding indebtedness other than liabilities incurred in the ordinary course of business and as set forth in the aforesaid exhibit. Demandfax is not in default with respect to any terms or conditions of any indebtedness. Demandfax has not made any assignment for the benefit of creditors, nor has any involuntary or voluntary petition in bankruptcy been filed by or against Demandfax. (c) Contractual Obligations. Demandfax is not a party to or bound by any written or oral: (1) contract not made in the ordinary course of business,
(2) bonus, pension, profit sharing, retirement, stock option, hospitalization,

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group insurance or similar plan providing employee benefits other than in the ordinary course of business, except as disclosed on Exhibit 2 to this Agreement,
(3) any real or personal property lease other than in the ordinary course of business or (4) deed of trust, mortgage, conditional sales contract, security agreement, pledge agreement, trust receipt or any other agreement subjecting any of the assets or properties of Demandfax to a lien or encumbrance. Demandfax has performed all obligations required to be performed by it under any of the contracts and leases to which it is a party as of the date of this Plan and is not in material breach under any of the contracts, leases or other arrangements by which it is bound. None of the parties with whom Demandfax has contractual arrangements are in default of their obligations. Demandfax has attached an exhibit fully describing each and every contract which it is subject to. (d) Changes in Compensation. Since December 31, 1999, Demandfax has not granted any general pay increase to employees or changed the rate of compensation, commission or bonus payable to any officer, employee, director, agent or stockholder, other than in the normal course of business.


                                   ARTICLE III
                         COMPLIANCE WITH SECURITIES LAWS

3.01. Acknowledgments, Understandings and Agreements of Demandfax and the Demandfax Shareholders. Demandfax and the Demandfax Shareholders acknowledge, understand and agree that: (a) The certificates representing the DTGI Capital Shares will each bear a legend restricting transfer in accordance with the exemptions from registration under the Securities Act of 1933, as amended, which DTGI has relied on in the issuance of the DTGI Shares. (b) The DTGI Capital Shares have not been registered under the Securities Act of 1933, as amended, or any applicable state law (collectively, the "Securities Act"). (c) The DTGI Capital Shares may not be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except in compliance with the Securities Act. (d) The legal consequences of the foregoing mean that the Demandfax Shareholders must bear the economic risk of the investment in the DTGI Capital Shares for the requisite period of time. (e) No federal or state agency has made any finding or determination as to the fairness of an investment in DTGI, or any recommendation or endorsement of this investment. (f) There is presently only a limited market for the resale of the Stock and no market may exist in the future. (g) The Company has no operations, is thinly capitalized and will, therefore, probably need additional financing in the near future, the availability of which is not assured; further, the Stock is a speculative investment that involves a substantial risk which may result in the loss of this entire investment.

3.02. Further Representations and Warranties of Demandfax and the Demandfax Shareholders. Demandfax and the Demandfax Shareholders each individually represent and warrant to DTGI as follows: (a) I have the financial ability to bear the economic risks of my investment, have adequate means of providing for my current needs and personal contingencies, and have no need for liquidity in this investment; and, further, I have evaluated the high risks of investing in DTGI and have such knowledge and experience in financial and business matters in general and in particular with respect to this type of investment that I am capable of evaluating the merits and risks of an investment in the DTGI Capital Shares. (b) I have been given the opportunity to ask questions of and receive answers from DTGI concerning the terms and conditions of this investment, and to obtain additional information necessary to verify the accuracy of the information I desired in order to evaluate my investment, and in evaluating the suitability of this investment I have not relied upon any representation or other information (whether oral or written), other than that furnished to me by DTGI or its representatives; further, I have had the opportunity to discuss with my professional, legal, tax and financial advisers the suitability of an investment in the DTGI Capital Shares for my particular tax and financial situation; and, further, in making the decision to purchase the DTGI Capital Shares, I have relied solely upon independent investigations made by me or on my behalf. (c) I am acquiring the DTGI Capital Shares solely for my own personal account, for investment purposes only, and am not purchasing with a view to, or for, the resale, distribution, subdivision or fractionalization thereof.

3.03. Further Acknowledgments, Understandings and Agreements of Demandfax and the Demandfax Shareholders. Demandfax and the Demandfax Shareholders further acknowledge, understand and agree with DTGI that: (a) DTGI may attempt to obtain additional financing for its business by making a public offering of its securities that may be registered under the Securities Act ("Public Offering"). If DTGI makes a Public Offering, acquisition, or merger with another business, of which there can be assurance, Demandfax and the Demandfax Shareholders understand that the requirements of underwriters or of state securities ("blue sky") authorities, or the circumstances of the situation, may cause the board of directors to determine that it would be in DTGI's best interests for the Demandfax Shareholders to place the certificates evidencing the DTGI Capital Shares in an escrow account subject to the terms and conditions of an escrow agreement that has been negotiated and entered into by DTGI. Demandfax and the Demandfax Shareholders each individually consent to the terms and conditions of any escrow agreement that is approved by the board of directors in connection with a Public Offering, acquisition, or merger with another business. At the request of management, the Demandfax Shareholders each individually agrees to deliver any stock certificate evidencing the DTGI Capital Shares which may be in his or her possession to DTGI for transfer to an escrow agent pursuant to the terms of any escrow agreement entered into by DTGI in connection with a Public Offering, acquisition, or merger with another business. Demandfax and the Demandfax Shareholders also agree to enter into any other agreements approved by the board of directors in connection with a Public Offering, acquisition, or merger with another business wherein DTGI would agree not to sell or otherwise transfer or dispose of his shares for a period of no more than three years from the date of any such Public Offering, or merger, or acquisition with another business. Demandfax and the Demandfax Shareholders each individually acknowledges and understands that there is no assurance of a Public Offering, acquisition or merger with another business ever occurring and that this investment is not contingent upon the occurrence of a potential Public Offering, acquisition or merger with another business. (b) Since there is a limited market for resale of the securities of DTGI and the overhang represented by the DTGI Capital Shares at the time the same becomes eligible for resale may be deleterious to the efforts of DTGI in establishing itself as a viable public entity, Demandfax and the Demandfax Shareholders each individually agrees that no sales of the DTGI Capital Shares may occur within three (3) years of the date of this Plan unless DTGI, acting through its board of directors, approves of such sale, which approval may be withheld in the absolute discretion of the board governing DTGI.

3.04. Indemnity by Demandfax Shareholders. Demandfax and each of the Demandfax Shareholders individually understands and acknowledges that DTGI is relying on the representations, warranties and agreements made by them to and with DTGI in this Plan and, thus, each hereby agrees to indemnify DTGI, its officers and directors, agents, attorneys, and employees, and agrees to hold each of them harmless from and against any and all loss, damage, liability, or expense, including reasonable attorneys' fees, that any of them may suffer, sustain, or incur by reason of or in connection with any misrepresentation or breach of warranty or agreement made Demandfax or any of the Demandfax Shareholders under this Plan, or in connection with the sale or distribution by any of the Demandfax Shareholders of the Demandfax Capital Shares in violation of the Securities Act or any other applicable law.

                                   ARTICLE IV
      REMEDY FOR BREACH OR BREACH OF REPRESENTATIONS, WARRANTIES, COVENANTS

4.01. Breach of Representations, Warranties and/or Covenants by DTGI: DTGI agrees and accepts that, in the event of it being or becoming in material breach of any or all representations, warranties or covenants given by it pursuant to
ARTICLE II Section 2.1 hereof, whether by purposeful act, negligence, accident on its part or for no reason or otherwise, Demandfax has and will have no means or assets with which to remedy such breach; therefore, in such circumstances, this Agreement shall be rescinded forthwith upon such breach being evident and the Demandfax Capital Shares shall be returned to the Demandfax Shareholders without cost or penalty, and Demandfax and the Demandfax Shareholders shall forthwith and forever be relieved of any and all obligations undertaken by them, either individually or joint and severally, in entering into and executing this Agreement after returning to DTGI the DTGI Capital Shares.

4.02. Breach of Representations, Warranties and/or Covenants by Demandfax and/or the Demandfax Shareholders: Demandfax and the Demandfax Shareholders agree and accept that, in the event of their being or becoming in material breach of any or all representations, warranties or covenants given by either of them pursuant to ARTICLE II Sections 2.2 or 2.3 hereof, and/or Article III hereof, whether by purposeful act, negligence, accident on either of their parts or for no reason or otherwise, the former management of DTGI may elect to notify Demandfax and the Demandfax Shareholders of DTGI's recission of this Agreement and this Agreement shall be deemed rescinded forthwith and the Demandfax Capital Shares shall be returned to the Demandfax Shareholders without cost or penalty, and Demandfax and the Demandfax Shareholders shall forthwith and forever be relieved of any and all obligations undertaken by them, either individually or joint and severally, in entering into and executing this Agreement after returning to DTGI the DTGI Capital Shares.


                                    ARTICLE V
                                  MISCELLANEOUS

5.01. Amendments. This Agreement may be amended or modified at any time, but only by an instrument in writing executed by Demandfax, DTGI and each of the individual Demandfax Shareholders.

5.02. Waiver. Demandfax, the Demandfax Shareholders and/or DTGI may, in writing,
(a) extend the time for performance of any of the obligations of any other party to this Agreement, (b) waive any inaccuracies or misrepresentations contained in this Agreement or in any document delivered pursuant to this Agreement by any other party and/or (c) waive compliance with any of the covenants, or performance of any obligations, contained in this Agreement by any other party.

5.03. Assignment. (a) Neither this Agreement nor any right created hereby shall be assignable by any party without the prior written consent of the other parties, except by the laws of succession. (b) This Agreement shall be binding on and inure to the benefit of the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties and their permitted successors and assigns, any rights or remedies under this Agreement.

5.04. Notices. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, or to the party individually when deposited in the U.S. Mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal, charges prepaid, or when delivered via facsimile; provided, however, that the communication is addressed as follows:

in case of Demandfax, Inc.. and the Demandfax Shareholders: One Galleria Tower 13355 Noel Road, Ste. 500, Dallas TX 75240; (972) 851-7811; and

in case of DTGI: One Galleria Tower, 13355 Noel Road, Suite 500, Dallas, Texas 75240; 972-774-4445.

5.05. Headings. Paragraph and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

5.06. Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter hereof. It may be executed in any number of counterparts, but the aggregate of such counterparts constitute only one and the same instrument.

5.07. Partial Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if it never contained any such invalid, illegal or unenforceable provisions.

5.08. Controlling Law. The validity, interpretation and performance of this Agreement shall be controlled by and construed under the laws of the State of Texas, and venue for any lawsuit shall be in Dallas County, Texas.

5.09. Attorney's Fees. If any action at law or in equity, including any action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees from the other party. The attorney's fees may be ordered by the court in the trial of any action described in this paragraph or may be enforced in a separate action brought for determining attorney's fees.

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5.10. Survival of Representations, Warranties and Covenants. The
representations, warranties and covenants shall survive execution and closing, and shall be unaffected by any investigation made by any party at any time.

5.11. Further Assurances. At any time and from time to time after the Closing Date, all parties shall execute such additional instruments and take such other and further action as may be reasonably requested by any other party to carry out the intent and purpose of this Agreement.

5.12. Brokers. No party has engaged or is otherwise liable for any amount due or to become due to any broker or sales agent in regards of the transactions giving rise to and/or evidenced by this Agreement. In the event that any claim is asserted by any person claiming a commission and/or finder's fee with respect to this Agreement arising from any act, representation or promise of a party or their representative(s), such party shall indemnify, save, defend and hold every other party harmless from and against any and all such claims, as well as against all related costs and expenses, including attorneys' fees and costs.

THE PARTIES HAVE CAUSED THIS AGREEMENT TO BE EXECUTED AND DELIVERED ON THE DATE FIRST ABOVE WRITTEN TO BECOME EFFECTIVE, IF AT ALL, AT CLOSING.

Diversified Technologies Group, Inc.:

By: /s/ John C. Harris
------------------------------
John Harris, CEO and President

Demandfax, Inc.

By: /s/ John P. Harris
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John P. Harris, President

Demandfax Shareholders:

By: John P. Harris
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